Exhibit 10.1

SECOND AMENDMENT AGREEMENT dated as of July 3, 2013 (this “Amendment”), to the Credit Agreement dated as of November 30, 2011 (as amended by that certain Amendment Agreement, dated as of December 12, 2012, the “Existing Credit Agreement”), among B&G FOODS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), and CREDIT SUISSE AG, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as Collateral Agent for the Secured Parties.

A.  Section 9.1 of the Existing Credit Agreement permits the Existing Credit Agreement to be amended from time to time.

B.  The Borrower desires to increase the aggregate existing Revolving Credit Facility by $100,000,000 and to make certain other amendments to the Existing Credit Agreement provided for herein (the Existing Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”).

C.  (i) The existing Revolving Credit Lenders set forth on Schedule I hereto (the “Increasing Revolving Credit Lenders”) are willing to increase their respective Revolving Credit Commitments as set forth on Schedule I hereto and (ii) the Administrative Agent and the Required Lenders under the Existing Credit Agreement, including the Increasing Revolving Credit Lenders, are willing to agree to the amendments to the Existing Credit Agreement provided for herein, in each case, on the terms set forth herein and in the Amended Credit Agreement and subject to the conditions set forth herein.

D.  Except as otherwise provided herein, all capitalized terms used but not defined herein shall have the meanings given to them in the Amended Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Revolving Credit Commitments. Subject to the terms and conditions hereof, each of the Increasing Revolving Credit Lenders agrees to increase its Revolving Credit Commitment as set forth on Schedule I hereto.  By execution and delivery of this Amendment, each of the Increasing Revolving Credit Lenders agrees and acknowledges that it shall have an aggregate Revolving Credit Commitment for all purposes under the Amended Credit Agreement in the amount equal to the amount set forth next to its name on Schedule I and, subject to the terms and conditions hereof and of the Amended Credit Agreement, severally agrees to make Revolving Credit Loans to the Borrower from time to time in accordance with Section 2.4 of the Amended Credit Agreement.

SECTION 2.  Amendment of Existing Credit Agreement.  The Borrower and the Required Lenders under the Existing Credit Agreement, including the Increasing Revolving Credit Lenders, agree that the Existing Credit Agreement shall be amended on the Second Amendment Effective Date as follows:

(a)  Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Second Amendment”: that certain Second Amendment Agreement, dated as of July 3, 2013, among the Borrower, the Administrative Agent and the financial institutions listed on the signature pages thereto.

“Second Amendment Effective Date”: the date of satisfaction of the conditions referred to in Section 4 of the Second Amendment.

(b)  the definition of “Revolving Credit Commitment” is hereby amended and restated in its entirety as follows:

““Revolving Credit Commitment”:  as to any Lender, the obligation of such Lender to make Revolving Credit Loans and participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Schedule 1 to the lender addendum delivered by such Lender on the Closing Date, or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto or, from and after the Second Amendment Effective Date, as set forth opposite such Lender’s name on Schedule 1 to the Second Amendment, as the same may be changed from time to time pursuant to the terms hereof.  The aggregate amount of Total Revolving Credit Commitments as of the Second Amendment Effective Date is $300,000,000.”

(c)  The final paragraph of Section 4.2 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the representations and warranties relating to the Borrower and its Subsidiaries, the acquired Person in connection with a Permitted Acquisition, and the Borrower’s and its Subsidiaries’ respective businesses and assets the accuracy of which shall be a condition precedent to the availability of the Incremental Term Loans used to finance a Permitted Acquisition shall be (i) those representations and warranties made by or on behalf of the seller and the acquired Person in the applicable acquisition agreement as are material to the interests of the Lenders, but only to the extent that the Borrower (or any of its Affiliates) has the right to terminate its obligations under such acquisition agreement as a result of a breach of such representations and warranties in such acquisition agreement and (ii) the representations and warranties set forth in Sections 3.3(a), 3.4 (as it relates to entering into and performance of the definitive documentation for the Incremental Term Loans, except that any such representation of an Acquired Person, if applicable, is or will be true as of the closing date of the Permitted Acquisition), 3.5 (as it relates to no conflicts between the definitive documentation for the Incremental Term Loans and the organizational documents of the Borrower and its

Subsidiaries), 3.11, 3.14, 3.19 (it being understood that such representation shall be limited to the extent any Collateral (including the creation or perfection of any security interest therein) is not or cannot be provided on the closing date of the Permitted Acquisition after the Borrower’s use of commercially reasonable efforts to do so (other than the pledge and perfection of Collateral with respect to which a security interest may be perfected by means of (x) delivery of a Uniform Commercial Code financing statement in proper form for filing, (y) delivery of certificated securities, if any, or (z) delivery of intellectual property security agreements in proper form for filing or recording); provided that such security interest(s) will be required to be perfected after the closing date pursuant to arrangements to be mutually agreed by the Administrative Agent and the Borrower), 3.20 and 3.21.”

(d)  Section 6.1(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)                           Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive Fiscal Quarters ending with any Fiscal Quarter, commencing with the Fiscal Quarter ending on June 29, 2013, to exceed the correlative ratio indicated for such Fiscal Quarter below:

Fiscal Quarter Ending	Consolidated Leverage Ratio
June 29, 2013 through January 3, 2015	7.00:1.00
March 28, 2015 through January 2, 2016	6.75:1.00
April 2, 2016 and thereafter	6.50:1.00

SECTION 3.  Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that, after giving effect to this Amendment:

(a)  The Borrower has the corporate power and authority, and the legal right, to make and deliver this Amendment and to perform the Amended Credit Agreement and the other Loan Documents to which it is a party.

(b)  The Borrower has taken all necessary corporate action to authorize the execution and delivery of this Amendment and the performance of the Amended Credit Agreement and the other Loan Documents to which it is a party.

(c)  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, validity or enforceability of this Amendment or the performance of the Amended Credit Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect, (ii) any filings which create, maintain or perfect the liens and security interests created under the Security Documents and (iii) consents, notices and filings which the failure to make or obtain could not reasonably be expected to have a Material Adverse Effect.

(d)  This Amendment has been duly executed and delivered on behalf of the Borrower and each of this Amendment, the Amended Credit Agreement and the other Loan Documents to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e)  The execution and delivery of this Amendment and performance of the Amended Credit Agreement and the other Loan Documents to which the Borrower is a party will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).  No Requirement of Law or Contractual Obligation applicable on the Second Amendment Effective Date to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

(f)  Each of the representations and warranties made by any Loan Party in or pursuant to the Amended Credit Agreement or any other Loan Document shall be true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or similar qualifier, in which case, it shall be true and correct in all respects) on and as of the Second Amendment Effective Date as if made on and as of the Second Amendment Effective Date (unless stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or similar qualifier, in which case, it shall have been true and correct in all respects) as of such earlier date).

(g)  No Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date or after giving effect to this Amendment.

SECTION 4.  Amendment Agreement Effectiveness.  The effectiveness of this Amendment shall be subject to the following conditions precedent:

(a)  the Administrative Agent shall have received (i) counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, the Required Lenders under the Existing Credit Agreement and each Increasing Revolving Credit Lender and (ii) a Reaffirmation Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor;

(b)  the Administrative Agent shall have received a certificate of each Loan Party, dated the Second Amendment Effective Date, substantially in the form of Exhibit C to the Amended Credit Agreement, with appropriate insertions and attachments;

(c)  the Administrative Agent shall have received the legal opinion of Dechert LLP, counsel to the Borrower and its Subsidiaries, in form and substance satisfactory to the Administrative Agent;

(d)  the Administrative Agent shall have received the results of a recent lien search in each relevant jurisdiction with respect to the Borrower and its Subsidiaries, and such search shall reveal no liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted by Section 6.3 of the Amended Credit Agreement;

(e)  the Administrative Agent shall have received a certificate executed by the chief financial officer of the Borrower, in form and substance satisfactory to the Administrative Agent, which shall document the solvency of the Borrower and its Subsidiaries, on a consolidated basis, after giving effect to this Amendment;

(f)  each of the representations and warranties made by any Loan Party in or pursuant to the Amended Credit Agreement or any other Loan Document shall be true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or similar qualifier, in which case, it shall be true and correct in all respects) on and as of the Second Amendment Effective Date as if made on and as of the Second Amendment Effective Date (unless stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or similar qualifier, in which case, it shall have been true and correct in all respects) as of such earlier date);

(g)  no Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date or after giving effect to this Amendment;

(h)  the Administrative Agent shall have received reimbursement of all costs and expenses required to be paid by the Borrower under Section 9.5 of the Amended Credit Agreement in connection with the transactions contemplated hereby; and

(i)  the Administrative Agent shall have received, on behalf of each Revolving Credit Lender that is increasing its unfunded Revolving Credit Commitment, a closing fee in an amount equal to 0.35% of the increase of the stated principal amount of such Lender’s unfunded Revolving Credit Commitment.

The date on which such conditions have been satisfied is referred to herein as the “Second Amendment Effective Date”.

SECTION 5.  Effect of Amendment; Reallocation of Outstanding Revolving Credit Loans.

(a)  On and after the Second Amendment Effective Date, each reference to the Existing Credit Agreement in any Loan Document shall be deemed to be a reference to the Amended Credit Agreement.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

(b)  Notwithstanding anything in the Amended Credit Agreement to the contrary, any Revolving Credit Loan that is outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Amendment shall be deemed to be outstanding under the Amended Credit Agreement as of the Second Amendment Effective Date.  In accordance with Section 2.16 of the Amended Credit Agreement, each Revolving Credit Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Credit Loans of the other Lenders and take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans to be held pro rata by the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments as of the Second Amendment Effective Date; provided that such reallocation does not cause the aggregate Revolving Extensions of Credit of any Lender to exceed such Lender’s Revolving Credit Commitment.

SECTION 6.  Administrative Agent Authorization.  The Borrower and the Lenders party hereto hereby authorize the Administrative Agent, in consultation with the Borrower, to (a) determine all amounts, percentages and other information with respect to the Revolving Credit Commitments and Revolving Credit Loans of each Revolving Credit Lender, which amounts, percentages and other information may be determined only upon receipt by the Administrative Agent of the signature pages of all Lenders party hereto and (b) enter and complete all such amounts, percentages and other information in the Register maintained pursuant to Section 9.6(e) of the Amended Credit Agreement, as appropriate.  The Administrative Agent’s determination and entry and completion shall be conclusive and shall be conclusive evidence of the existence, amounts, percentages and other information with respect to the obligations of the Borrower under the Amended Credit Agreement, in each case, absent manifest error.  For the avoidance of doubt, the provisions of Section 8 and the indemnity provisions of Section 9.5 of the Amended Credit Agreement shall apply to any determination, entry or completion made by the Administrative Agent pursuant to this Section 6.

SECTION 7.  Consent.  Each Lender (as defined in the Existing Credit Agreement) that delivers an executed counterpart of this Amendment on or prior to the Second Amendment Effective Date hereby consents to this Amendment.

SECTION 8.  Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Amendment by facsimile transmission or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart hereof.

SECTION 9.  Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT, AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 10.  Submission to Jurisdiction.  The Borrower hereby irrevocably and unconditionally:

(a)  submits for itself and its Property in any legal action or proceeding relating to this Amendment, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)  consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.2 of the Existing Credit Agreement or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)  agrees that it shall not assert, and hereby waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section or in Section 9.5 of the Existing Credit Agreement any special, exemplary, indirect, punitive or consequential damages.

SECTION 11.  Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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SIGNATURE PAGE TO
SECOND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT OF
B&G FOODS, INC.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

B&G FOODS, INC.

By:
/s/ Robert C. Cantwell
Name: Robert C. Cantwell
Title: Executive Vice President of Finance

[Second Amendment Agreement Signature Page]

SIGNATURE PAGE TO
SECOND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT OF
B&G FOODS, INC.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

by
/s/ Kevin Buddhdew
Name: Kevin Buddhdew
Title: Authorized Signatory

by
/s/ Alex Verdone
Name: Alex Verdone
Title: Authorized Signatory

[Second Amendment Agreement Signature Page]

SIGNATURE PAGE TO
SECOND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT OF
B&G FOODS, INC.

[Form of Lender signature page; Executed Lender signature pages on file with the Administrative Agent and B&G Foods]

Each undersigned Lender hereby approves this Amendment and, with respect thereto, as indicated below, has (or has not) elected to increase its Revolving Credit Commitment under the Amended Credit Agreement (it being understood and agreed that an election to increase commitments shall only be permitted if such election shall have been previously approved by the Administrative Agent and, in all events, any such increase shall be consummated in accordance with the Amended Credit Agreement and in a manner otherwise previously agreed with the Administrative Agent):

MUST check one of the following for each entity (if neither checked, then Consent and NO Increase in Revolving Credit Commitments shall be deemed to have been elected)
Name of Lender	Consent	Consent and Increase in Revolving Credit Commitments
	☐	☐

If you checked the box under “Consent and Increase in Revolving Credit Commitments” please fill out the chart below:

Initial Revolving Credit Commitment		New Revolving Commitment (after giving effect to this Amendment)
$	[ ]	$	[ ]

Name of Lender:

by

Name:
Title:

For any Lender requiring a second signature block:

by

Name:
Title:

[Second Amendment Agreement Signature Page]

SCHEDULE I

On file with the Administrative Agent.